Exhibit 10.19

DEVELOPMENT AGREEMENT

THIS AGREEMENT dated the 20th day of March, 2004

BETWEEN:

BULLDOG TECHNOLOGIES (BC) INC., a British Columbia company having an office at 128 - 11180 Coppersmith Place, Richmond, British Columbia, Canada V7A 5G8

("Bulldog")

AND:

ENERGY CONTROL SYSTEMS CORP., a Saudi Arabian company having an office at Unit 104, Al-Khuzayem Trading Center, Al-Khobar, Saudi Arabia 31952

("ECS")

WHEREAS:

A. Bulldog is a wholly-owned subsidiary of Bulldog Technologies Inc., a public company incorporated in the State of Nevada with its shares quoted on the OTC Bulletin Board;

B. Bulldog develops, manufactures and markets wireless security systems for the cargo transportation industry including the Road BOSS™ (Bulldog Online Security System) for cargo transported in trailers, delivery trucks/vans, and sea containers, and the Yard BOSS™ for cargo stored in yards;

C. ECS is a Limited Corporation working in the field of fuel management and control systems, distributing products which monitor and authorize access to fuel in gas stations, vehicles and mobile tanker trucks and provide oil/gas tank monitoring systems.

D. ECS wishes to have Bulldog design, develop and manufacture a wireless security system for tanker trucks;

E. Bulldog wishes to commercially sell to ECS and other potential buyers (excluding potential buyers in ECS's Exclusive Territory which includes the countries of Saudi Arabia, United Arab Emirates, Oman, Kuwait, Bahrain, Qatar, Lebanon, Egypt and Jordan) such tanker based security systems; and

F. The parties also recognize that the confidentiality of certain information is necessary to protect Bulldog and the business interests of Bulldog and that the disclosure or mis-use of such information could result in irreparable harm to Bulldog;

THEREFORE in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions

In this Agreement, unless the context requires otherwise, the following terms have the following meanings:

(a) "Confidential Information" includes the subject matter of this Agreement, this Agreement and all information disclosed by Bulldog to ECS (whether in writing, orally, electronically or by any other means) in respect of Bulldog:

(b) "Documentation" refers to all documentation relating to the Product and the Works;

(c) "Intellectual Property Rights" means all the rights recognized by law relating to intellectual property;

(d) "Product" means the product and designs, designed, developed or manufactured by Bulldog;

(e) "Trade Secrets" means information, including a formula, pattern, compilation, program, device, product, method, technique or process that:

(i) is used, or may be used, in business or for any commercial purpose;

(ii) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use;

(iii) is the subject of reasonable efforts to prevent it from becoming generally known; and

(iv) the disclosure of which would result in harm or improper benefit; and

(f) "Works" include inventions, discoveries, designs, ideas, works, creations, developments, algorithms, drawings, compilations of information, analysis, experiments, data, reports, know-how, formulas, methods, processes, techniques, molds, prototypes, products, samples, equipment, tools, machines, software and documentation therefor, flowcharts, specifications and source code listings; and includes any modifications or improvements thereto, whether patentable or not, which are conceived, developed, created, generated or reduced to practice by Bulldog in relation to the Product, or which result from tasks assigned to Bulldog by ECS.

ARTICLE 2
BULLDOG SERVICES

2.1 Developing the Product

Bulldog will design and develop the Product according to the following schedule.

(a) During the first phase:

(i) Bulldog will develop drawings and specifications of the Product for ECS's review until ECS gives Bulldog Approval (the "Phase One Approval") for such drawings and specifications;

(ii) upon receiving Phase One Approval, Bulldog will develop and create prototypes based on the approved drawings and specifications of two sensor networks, two in-truck units and two audible alarm units (collectively, the "Phase One Prototypes") for delivery FOB Saudi Arabia to ECS within 60 days of Phase One Approval; and

(iii) at the request of ECS, Bulldog will make the necessary modifications to the Phase One Prototypes within a reasonable time frame, if any such modifications are required at all, until ECS gives Bulldog approval (the "Phase Two Approval") for the Phase One Prototypes.

(b) During the second phase:

(i) upon receiving Phase Two Approval, Bulldog will develop and create prototypes of two satellite transceiver units and a network tracking software application license for two units (together, the "Phase Two Prototypes") for delivery FOB Saudi Arabia to ECS within 30 days of Phase Two approval, and

(ii) at the request of ECS, Bulldog will make the necessary modifications to the Phase Two Prototypes within a reasonable time frame, if any such modifications are required at all, until ECS accepts the Phase Two Prototypes and the Phase Two Prototypes will be deemed accepted by ECS when either:

A. ECS places an order with Bulldog for a commercial purchase and sale of the Product (consisting of the approved Phase One Prototypes and accepted Phase Two Prototypes); or

B. ECS completes a 30-day field trial in which the Product (consisting of the approved Phase One Prototypes and accepted Phase Two Prototypes) performs within the specifications set out in Schedule B hereto.

2.2 ECS Requirements

The Product will require and ECS will provide at least the following for the installation and proper functioning of the Product:

(a) installation of the approved Phase One Prototypes;

(b) a skilled operator for network tracking;

(c) installation of the accepted Phase Two Prototypes; and

(d) a computer system operating on Windows ME, or a later version of a Windows operating system, and broadband access to the Internet.

ECS will install the Product according to the specifications to be set by Bulldog in order to meet acceptable performance standards.

ARTICLE 3
PAYMENTS

3.1 Payments

ECS will pay to Bulldog in United States dollars the development and prototyping costs for the Product as follows:

(a) upon execution of this Agreement, US$37,000; and

(b) at the time ECS gives Bulldog Phase Two Approval, US$3,800.

ARTICLE 4
OWNERSHIP

4.1 Ownership

The Product and Works will be the sole property of Bulldog and its assigns, and Bulldog and its assigns shall be the sole owners of all of the Intellectual Property Rights therein. Bulldog and its assigns will be able to sell the Product or any modified versions of the Product to parties other than ECS with the exception to parties located in countries specified as Exclusive Territory in the Distribution Agreement between Bulldog and ECS.

4.2 Assignment

ECS hereby assigns to Bulldog any and all rights, including all Intellectual Property Rights, ECS has in the Product and Works, upon the creation of such Product or Works.

ARTICLE 5
CONFIDENTIAL INFORMATION

5.1 Covenants

ECS covenants:

(a) to keep all of Bulldog's Confidential Information in strictest confidence and not to disclose or permit disclosure of all or any portion of such Confidential Information to any person, firm, corporation, business or other entity, except as otherwise permitted or as may be reasonably required to carry out the intent and meaning of this Agreement, or with the prior written authorization of Bulldog and to exercise a degree of care in protecting the confidentiality of Bulldog's Confidential Information that is at least equivalent to that which ECS uses to protect its own information of like sensitivity and importance;

(b) to promptly advise Bulldog in writing if any unauthorized use or disclosure or any anticipated use or disclosure of all or any portion of Bulldog's Confidential Information comes to ECS's attention and to take all reasonable steps to stop such unauthorized or anticipated use or disclosure; and

(c) to promptly return all of Bulldog's Confidential Information, together with any copies thereof, to Bulldog upon demand.

ARTICLE 6
WARRANTIES AND INDEMNITY

6.1 ECS Warranties

(a) ECS hereby warrants and represents to Bulldog, that ECS has the authority and right to enter into this Agreement and to assign all rights to the Product and Works as provided for herein; and

6.2 Indemnity

ECS will fully indemnify and save harmless Bulldog from and against all damage, cost, loss, expense (including legal expenses), or liability suffered or incurred by Bulldog directly or indirectly as a result of the enforcement by Bulldog of this Agreement or of any breach or

ARTICLE 7
GENERAL

7.1 Additional Action

The parties will in good faith perform to carry out the terms of this Agreement, including, without further consideration, the parties will promptly execute and deliver such other documents and do such other acts and things as may be necessary or desirable to effect the purpose of this Agreement, and where negotiations are contemplated to make further agreements, will negotiate in good faith to effect the purpose of this Agreement.

7.2 Entire Agreement

This Agreement contains the sole and entire agreement between the parties on the subject matter hereof and any modifications must be in writing and signed by each party.

7.3 Governing Law

This Agreement and the application or interpretation hereof will be governed exclusively by its terms and by the laws of the Province of British Columbia and the parties attorn exclusively and irrevocably to the jurisdiction of the Courts of the Province of British Columbia.

7.4 Relationship of Parties

Bulldog and ECS are independent of each other. Except as expressly stipulated, nothing contained in this Agreement will constitute them an association, partners or joint venturers or constitute Bulldog the employee, agent or servant of ECS. Neither ECS nor Bulldog will be obligated by any agreements, representations or warranties made by the other to any person, nor with respect to any other action of the other.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

BULLDOG TECHNOLOGIES (BC) INC.

Per: /s/ John Cockburn
Name: John Cockburn
Title: President and CEO

ENERGY CONTROL SYSTEMS CORP.

Per: /s/ Fahad Al-Mutairi
Name: Fahad Al-Mutairi
Title: Gen. Manager

SCHEDULE A

This is Schedule A to the Agreement between Bulldog Technologies Inc. and Energy Control Systems Corp., dated the 20th day of March, 2004 setting out the specifications of the Product referred to in Sections 1.1(d) and 2.1(b)(ii)B.

1. In-Truck Requirements

(a) Notify end user via satellite network upon tampering with the truck's access points.

(b) Notify end user via satellite network upon the movement of any fuel through the truck's filling hoses.

(c) Notify end user via satellite network if there is a significant change in the truck's tank level as defined by the customer.

2. Network Software Functionality Requirements

(a) Easy to use, capable of tracking several thousand trucks and supporting network based arming and disarming.

(b) Update map-based GUI with position, velocity and load security status of each truck.

3. Satellite Functionality Requirements

(a) Bulldog will provide two proposals for satellite tracking services and guarantee the functionality of the tracking services with the Bulldog product.

(b) Provide timely reports of position and security status with guaranteed message delivery.

 SCHEDULE B

This is Schedule B to the Agreement between Bulldog Technologies Inc. and Energy Control Systems Corp., dated the 20th day of March, 2004 setting out the specifications of the Product referred to in Section 2.1(b)(ii)B.

List of Specifications

The Product must be installed according to Bulldog specifications to guarantee the following performance standards:

1. Guarantee 100% triggering on the tamper sensors.

2. Guarantee 95% alarming on the fuel flow sensors.

3. Guarantee 90% alarming on the fuel level sensor.

4. Guarantee 100% message delivery over satellite system.

5. Guarantee 100% message display on the network operating software.

6. Guarantee 100% no false alarming on the tamper sensors.

7. Guarantee 95% no false alarms on the fuel flow sensors.

8. Guarantee on fuel level sensor is dependent upon the customer's specification requirement for triggering point.

Guarantee that the system will function within specifications for environmental conditions (standard specifications).